EXHIBIT 4(a)



                                  CERTIFICATE



      I, Patricia W. Neighbors, Assistant Secretary of American General

Finance Corporation, an Indiana corporation (the "Company"), hereby certify that attached hereto is a true copy of resolutions duly adopted by a duly authorized and appointed committee of the Board of Directors of the Company at a meeting duly called and held on December 1, 1994, at which meeting a quorum was present and acting throughout, and such resolutions have not been amended,

modified or rescinded and remain in full force and effect.



      IN WITNESS WHEREOF, I have hereunto signed my name.



Dated:  February 13, 1995





                                                /S/ PATRICIA W. NEIGHBORS
                                                Patricia W. Neighbors
                                                Assistant Secretary
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AMERICAN GENERAL FINANCE CORPORATION


DATE:       December 1, 1994

SUBJECT: Meeting of Terms and Pricing Committee (Messrs. Hanley, Leitch, Tuerff, and Tuters)

PURPOSE:    The  purpose  of  these  resolutions  is  to  rescind  and restate
            resolutions  authorizing  the  issuance   of  up  to  $500,000,000
            aggregate principal amount of Medium-Term Notes, Series D.


                  RESCISSION AND RESTATEMENT OF RESOLUTIONS
                     REGARDING MEDIUM-TERM NOTES, SERIES D


      WHEREAS, the Terms and Pricing Committee of the Board of Directors of American General Finance Corporation (the "Company") by resolutions adopted on September 28, 1994 previously authorized (a) the creation, issuance, and sale of (i) up to $2,000,000,000 aggregate principal amount of debt securities and
(ii) warrants (without limitation as to number or offering price) to purchase such debt securities (together, the "Shelf Securities"), such debt securities to be issued under an Indenture (the "Indenture") to be entered into between the Company and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), which Shelf Securities may be issued from time to time at the discretion of the Terms and Pricing Committee, and (b) the preparation, execution and filing with the Securities and Exchange Commission of a registration statement relating to the Shelf Securities (the "Registration Statement"); and

      WHEREAS, the Terms and Pricing Committee by separate resolutions also adopted on September 28, 1994 authorized the creation of a series of medium-term notes of the Company (the "Prior Resolutions"); and

      WHEREAS, the Terms and Pricing Committee deems it desirable to rescind and restate the Prior Resolutions.

      NOW, THEREFORE, BE IT RESOLVED, that the Prior Resolutions be, and they hereby are, rescinded and restated in their entirety, as set forth below:

      1.    Approval of Terms of Medium-Term Notes.

            RESOLVED, that, subject to the effectiveness of the Registration Statement, this Terms and Pricing Committee hereby authorizes and approves the creation by the Company of a series of Shelf Securities, the execution on behalf of the Company of such series of Shelf Securities, the delivery of such series of Shelf Securities to the Trustee, the authentication thereof by the Trustee, and the delivery thereof by the Trustee pursuant to a Company Order (as defined in the Indenture; and any terms used herein in initially capitalized form but not defined herein shall have the meanings given to them in the Indenture), all in accordance with Article Three of the Indenture and with the procedures set forth in the Indenture and in the administrative procedures hereinafter approved (the "Administrative Procedures") as follows:
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            a.    Title.

            Such series of Shelf Securities shall be debt securities and the title of such series of Shelf Securities shall be "Medium-Term Notes, Series D" (the "Notes");

            b.    Aggregate Principal Amount.

            The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture shall not exceed $500,000,000;

            c.    Type of Security.

            The Notes shall be issued as Registered Securities pursuant to the Indenture; and the Notes may be issued, as determined by any two Authorized Officers (as named below), either in certificated form or in book-entry form; and beneficial owners of interests in any Notes issued in book-entry form may exchange such interests for Notes in certificated form only under the circumstances, and on the terms and conditions, as may be determined by any two Authorized Officers;

            d.    Maturity Date.

            Each Note shall have a Stated Maturity on which the principal of the Note is payable, as determined by any two Authorized Officers in accordance with the Administrative
      Procedures,  which  Stated  Maturity  may vary  among  the  Notes;
      provided, however, that each Stated Maturity shall not be less than nine months from date of issue;

            e.    Interest and Principal Amount.

            Each Note shall be issued in a principal amount determined by any two Authorized Officers in accordance with the Indenture and the Administrative Procedures; each Note shall bear interest from its date of issue at either a fixed rate (a "Fixed Rate Note") or a floating rate determined by reference to such interest rate basis or formula as may be determined by any two Authorized Officers and calculated in the manner described in one or more prospectus supplements or pricing supplements relating to the Notes (each a "Prospectus Supplement") to the prospectus constituting a part of the Registration Statement (the "Prospectus") and in accordance with the Administrative Procedures (a "Floating Rate Note"); all determinations regarding whether a
      Note is a Fixed Rate Note or a Floating Rate Note and, subject to the foregoing limitations, all other determinations regarding interest on the Notes, shall be made by any two Authorized Officers in accordance with the Indenture and the Administrative Procedures; and principal amounts and interest terms may vary among the Notes;
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            f.    Issue Date.

            Each Note shall be issued on and dated such date as may be determined by any two Authorized Officers in accordance with the Administrative Procedures, which date may vary among the Notes;

            g.    Interest Payment Dates and Record Dates.

            The Interest Payment Dates on which interest on each Fixed Rate Note shall be payable shall be March 15 and September 15 of each year and at Maturity of the Fixed Rate Note; and the Regular Record Date for the payment of interest on a Fixed Rate Note shall be the March 1 or September 1 (whether or not a Business Day) next preceding each such March 15 or September 15, as the case may be, and otherwise as provided in the Indenture; interest payments on a Floating Rate Note shall be made on such dates as are provided in the applicable Floating Rate Note as determined by any two Authorized Officers in accordance with the provisions of the Indenture and the Administrative Procedures; and the Regular Record Date for the payment of interest on a Floating Rate Note shall be the fifteenth calendar day (whether or not a Business
      Day) prior to each such Interest Payment Date;

            h.    Place and Manner of Payment.

            Payment of the principal of (and premium, if any) and interest on the Notes shall be made at the places and in the manner approved by any two Authorized Officers in accordance with the provisions of the Indenture and the Administrative Procedures;


            i.    Redemption or Repayment.

            The Notes shall not be redeemable or repayable prior to the Stated Maturity thereof unless otherwise determined with respect to specific Notes by any two Authorized Officers and unless so specified in a Prospectus Supplement, in which case such specific Notes shall be redeemable or repayable at the times or upon the events determined by such Authorized Officers and in accordance with the provisions set forth in such Notes and Prospectus Supplement and in the Indenture;

            j.    Sinking Fund.

            The Notes shall not be entitled to any sinking fund unless otherwise determined with respect to specific Notes by any two Authorized Officers and unless so specified in a Prospectus Supplement, in which case such specific Notes shall be entitled to a sinking fund at the times or upon the events determined by such Authorized Officers and in accordance with the provisions set
      forth   in  such  Notes  and  Prospectus  Supplement  and  in  the
      Indenture;
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            k.    Denominations.

            The Notes shall be issuable in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000;

            l.    Book-entry.

            Unless otherwise determined with respect to specific Notes by any two Authorized Officers, all of the Notes shall be issued in book-entry form pursuant to the book-entry system described in a Prospectus Supplement;

            m.    Forms of Book-entry Securities.

            The forms of book-entry securities for the Fixed Rate Notes and Floating Rate Notes submitted to this meeting, and the terms and provisions of such Notes set forth therein (including, without limitation, the terms and provisions with respect to the payment of principal and interest and with respect to optional redemption, optional repayment and sinking fund), hereby are approved in all respects; and, unless otherwise determined by any two Authorized Officers in accordance with the authority granted to them pursuant to these resolutions, such forms of security shall be used for, and such terms and provisions shall apply to, each Fixed Rate Note and Floating Rate Note, respectively, issued in book-entry form (it being understood that such optional redemption and optional repayment terms shall not be applicable to any Note unless otherwise determined by any two Authorized Officers and unless so specified in a Prospectus Supplement);

            n.    Forms of Certificated Securities.

            The forms of certificated securities for Fixed Rate Notes and Floating Rate Notes, and the terms and provisions of such Notes, respectively, to be set forth therein, shall be as determined, from time to time, by any two Authorized Officers in accordance with the authority granted to them pursuant to these resolutions; and

            o.    Miscellaneous.

            In all other respects, the Notes shall have the terms to be established and reestablished from time to time by any two Authorized Officers; and be it

      2.    Authentication and Delivery of Notes.

            FURTHER RESOLVED, that any one Authorized Officer be, and each of them hereby is, authorized and directed to cause the Trustee to complete and authenticate Notes in the form or forms specified in paragraph 1 above in the aggregate principal amount of up to $500,000,000 in such denominations and registered in such names as shall hereafter be requested in accordance with a Company Order to the Trustee, and to deliver said authenticated Notes in
      accordance   with  said  Company   Order  and  the  Administrative
      Procedures,  and otherwise  to act  with respect  to the  Notes in
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      accordance  with   the  Company   Order  and   the  Administrative
      Procedures; and be it

      3.    Distribution Agreements.

            FURTHER RESOLVED, that the forms, terms and provisions of the Distribution Agreement relating to the sale of Notes through agents unaffiliated with the Company ("the Unaffiliated Agents") to be entered into among the Unaffiliated Agents and the Company (the "Unaffiliated Agents Distribution Agreement"), and the Distribution Agreement relating to the sale of Notes through AGF Investment Corp. ("AGFIC") to be entered into between AGFIC and the Company (the "AGFIC Distribution Agreement"), copies of which Unaffiliated Agents Distribution Agreement and AGFIC Distribution Agreement were submitted to this meeting, be, and they hereby are, approved, and that any two Authorized Officers be, and they hereby are, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as such Authorized Officers deem advisable, the Unaffiliated Agents Distribution Agreement and the AGFIC Distribution Agreement in substantially the forms presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by their execution and delivery thereof; and be it

      4.    Administrative Procedures.

            FURTHER RESOLVED, that the forms, terms and provisions of the Administrative Procedures relating to the sale of Notes through the Unaffiliated Agents and the Administrative Procedures relating to the sale of Notes through AGFIC, copies of which Administrative Procedures were submitted to this meeting, be, and they hereby are, approved, and that the appropriate officers of the Company be, and they hereby are, authorized to act in accordance with such Administrative Procedures in substantially the forms presented to this meeting, with such changes therein, additions thereto and deletions therefrom as any two Authorized Officers shall approve; and be it

      5.    Calculation Agent Agreement.

            FURTHER RESOLVED, that the form, terms and provisions of the Calculation Agent Agreement relating to the calculation of interest rates and amounts payable on Floating Rate Notes, to be entered into between the Company and the Trustee as calculation agent, copies of which Calculation Agent Agreement were submitted to this meeting, be, and they hereby are, approved, and that any two Authorized Officers be, and they hereby are, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as such Authorized Officers deem advisable, the Calculation Agent Agreement in substantially the form presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by their execution and delivery thereof; and be it
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      6.    Letter Of Representations.

            FURTHER RESOLVED, that the form, terms and provisions of the Letter of Representations relating to certain matters arising in connection with the issuance of Notes, to be entered into among the Company, the Trustee and The Depository Trust Company, copies of which Letter of Representations were submitted to this meeting, be, and they hereby are, approved, and that any two Authorized Officers be, and they hereby are, authorized in the name and on behalf of the Company to execute and deliver, in such number of counterparts as such Authorized Officers deem advisable, the Letter of Representations in substantially the form presented to this meeting, with such changes therein, additions thereto and deletions therefrom as the Authorized Officers executing the same shall approve, such approval to be conclusively evidenced by their execution and delivery thereof; and be it

      7.    Authorized Officers.

            FURTHER RESOLVED, that the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer and any Assistant Treasurer of the Company be, and each of them hereby is, appointed as an Authorized Officer; and that any two Authorized Officers be, and hereby are, authorized to make all determinations and to do and prepare all such acts or things, and to execute, deliver, and file such documents or instruments as may be necessary or appropriate in order to carry out fully the purposes and intent of the foregoing resolutions, except that any one Authorized Officer, acting alone, shall be authorized to take the actions specified in paragraph 2 above; and be it

      8.    Further Miscellaneous Authority.

            FURTHER RESOLVED, that the appropriate officers of the Company be, and each of them hereby is, authorized to do and perform all such acts or things, and to execute, deliver, and file such documents or instruments as each such officer may deem necessary or appropriate in order to carry out fully the purpose and intent of the foregoing resolutions.
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